EXHIBIT 10.1

                        EL PASO ENERGY CORPORATION


                        DEFERRED COMPENSATION PLAN



             Amended and Restated Effective as of December 3, 1998

                            TABLE OF CONTENTS


SECTION 1 PURPOSE...............................................  1
     1.1  Purpose...............................................  1

SECTION 2 ADMINISTRATION........................................  1
     2.1  Management Committee..................................  1

SECTION 3 PARTICIPANTS..........................................  1
     3.1  Participants..........................................  1

SECTION 4 DEFERRALS.............................................  2
     4.1  Eligible Compensation.................................  2
     4.2  Deferred Payment of Base Salary.......................  2
     4.3  Deferred Payment of Cash Incentive Awards.............  3
     4.4  Deferred Payment for Performance Units................  3
     4.5  Deferred Payment for Equity Awards....................  3
     4.6  Deferred Payment for Amounts Awarded Under Other
            Plans...............................................  3
     4.7  Memorandum Account and Subaccounts....................  4
     4.8  Prior Deferrals.......................................  5
     4.9  Payment of Deferred Eligible Compensation.............  5
     4.10 Acceleration of Payment of Deferred Eligible
            Compensation........................................  5

SECTION 5 GENERAL PROVISIONS....................................  6
      5.1 Unfunded Obligation...................................  6
      5.2 Discretionary Investment by Company...................  6
      5.3 Beneficiary...........................................  6
      5.4 Permanent Disability..................................  7
      5.5 Incapacity of Participant or Beneficiary..............  7
      5.6 Nonassignment.........................................  7
      5.7 No Right to Continued Employment......................  7
      5.8 Withholding Taxes.....................................  7
      5.9 Termination and Amendment.............................  8
      5.10 Applicable Law.......................................  8
      5.11 Compliance with Securities Laws......................  8
      5.12 Source of Common Stock and Adjustments...............  8
      5.13 Regulatory Approvals and Listing.....................  9

                          EL PASO ENERGY CORPORATION
                          DEFERRED COMPENSATION PLAN
              Amended and Restated Effective as of December 3, 1998


                                     SECTION 1 PURPOSE

                  1.1 Purpose

                  The purpose of the El Paso Energy Corporation Deferred Compensation Plan (the "Plan") is to permit the executives and certain key management employees of El Paso Energy Corporation (the "Company") and its
                  subsidiaries to defer all or some part of their Eligible Compensation (as defined below) in order for the Company to attract and retain exceptional personnel.


                                 SECTION 2 ADMINISTRATION

                  2.1 Management Committee

                  The Plan shall be administered by a management committee (the "Management Committee") consisting of the Chief Executive Officer and such other senior officers as he or she shall designate. Subject to the Compensation Committee (the "Compensation Committee") of the Company's Board of Directors (the "Board"), the Management Committee shall interpret the Plan, prescribe, amend and rescind rules relating to it, select eligible Participants, and take all other actions necessary for its administration, which actions shall be final and binding upon all Participants. No member of the Management Committee shall vote on any matter that pertains solely to himself or herself.


                                  SECTION 3 PARTICIPANTS

                  3.1 Participants

                  The Management Committee shall determine and designate the executives and key management employees of the Company and its subsidiaries who are eligible to defer Eligible Compensation under the Plan (the "Participants"). Members of the Board who are full-time executives of the Company shall be eligible to participate in the Plan.


                                    SECTION 4 DEFERRALS

                  4.1 Eligible Compensation

                  For  purposes  of  this   Plan   the   term   "Eligible
                  Compensation" means the following:

                  a. "Base Salary" is the Participant's base salary being paid for the year or partial year, exclusive of bonuses or other forms of cash incentive compensation for the year;

                  b.   "Cash  Incentive  Award" is  an  annual  incentive
                       award made under the Company's Incentive Compensation Plan or an annual cash incentive award under a similar annual incentive plan maintained by the Company or a subsidiary of the Company, as applicable;

                  c. Payment for "Performance Units" which are granted pursuant to the Company's Omnibus Compensation Plan or other similar performance unit plan maintained by the Company or a subsidiary of the Company, as applicable;

                  d. "Equity Award" is a Participant's award of nonqualified stock options, stock appreciation rights, restricted stock, or other equity-based compensation granted pursuant to the terms and conditions of the applicable Company plan from which such awards were made; and

                  e. Compensation otherwise payable pursuant to the terms of other plans which the Company or its subsidiaries may from time to time maintain, including but not limited to, the supplemental RSP benefits under the Company's Supplemental Benefit Plan, as may be amended from time to time.

             4.2  Deferred Payment of Base Salary

                  Prior  to  January  1 of any year (or, with respect  to
             individuals who first become Participants during a year, on or before the date on which they become Participants) each Participant may elect to have the payment of all or a portion of his or her Base Salary for the year beginning January 1 (or, if later, so much of the year as commences on the day following the date on which the individual becomes a Participant) deferred until his or her retirement, death, Permanent Disability (as defined below), resignation or termination of employment with the Company and its subsidiaries, or until any other specified time that is determined by the Management Committee. The minimum amount that may be so deferred is $1,000. The election shall be irrevocable and shall be made on a form prescribed by the Management Committee. The election shall apply only to that calendar year or partial year. If a Participant has not made an election, the Base Salary paid to him or her for that year shall be paid in accordance with the Company's normal payroll practices.

             4.3  Deferred Payment of Cash Incentive Awards

                  Each Participant may,  at  such  time as the Management
             Committee may determine, in its sole discretion, elect to have the payment of all or a portion of his or her Cash Incentive Award, if any, for the year deferred until the Participant's retirement, death, Permanent Disability, resignation or termination of employment with the Company and its subsidiaries, or until any other specified time that is determined by the Management Committee. The minimum amount that may be so deferred is $1,000. The election shall be irrevocable and shall be made on a form prescribed by the Management Committee. The election shall apply only to that year. If a Participant has not made an election, any Cash Incentive Award granted to the Participant for that year shall be paid pursuant to the terms of the applicable annual incentive compensation plan under which the award was made.

             4.4  Deferred Payment for Performance Units

                  Each   Participant   may,   prior  to  the  vesting  of
             Performance Units and in a manner prescribed by the Management Committee, elect to have all or a portion of the lump-sum cash payment payable pursuant to the terms of the applicable omnibus compensation plan or other performance unit plan with respect to vested Performance Units deferred until the Participant's retirement, death, Permanent Disability, resignation or termination of employment with the Company and its subsidiaries or until any other
             specified   time   that  is  determined  by  the  Management
             Committee. The minimum amount that may be so deferred is $1,000. The election shall be irrevocable and shall be made on a form prescribed by the Management Committee. The election shall apply only to the Performance Units that may become vested with respect to that year. If a Participant has not made an election, any cash payment for Performance Units shall be paid pursuant to the applicable provisions of the plan under which the Performance Units were granted.

             4.5  Deferred Payment for Equity Awards

                  Each  Participant  may elect, at a time and in a manner
             determined by the Management Committee and the plan administrator of the plan from which Equity Awards are granted, to have the payment of all or a portion of such Equity Award deferred until his or her retirement, death, Permanent Disability, resignation or termination of employment with the Company and its subsidiaries, or until any other specified time that is determined by the Management Committee. The election shall be irrevocable and shall be made on a form prescribed or accepted by the Management Committee. If a Participant has not made an election, any Equity Award granted to the Participant shall be paid pursuant to the terms of the applicable Company plan under which the award was made. All Equity Awards deferred shall be credited to the Deferred Stock Account, unless the Management Committee shall, in its sole discretion, otherwise determine.

             4.6  Deferred Payment for Amounts Awarded Under Other Plans

                  Participants  may be allowed to  irrevocably  elect  to
             defer, in the sole discretion of the Management Committee, amounts that would otherwise be payable under any other plan maintained or which may be maintained by the Company or its subsidiaries. Any such deferrals must be permitted pursuant to the terms of such other plans. If an election is made under another Company plan to have amounts deferred pursuant to the terms of this Plan, the amount initially to be credited as deferred under this Plan shall be determined as provided in the applicable other plan of the Company. Except as otherwise specifically provided in any such other plan, from the date specified in the applicable election (or if no such date is specified then from the date such election is effective) until the date any deferred amount is paid (or otherwise credited back to the applicable plan as provided in applicable provisions of such plan which are acceptable to the Management Committee), the provisions of this Plan shall govern (i) the determination of the value of amounts deferred, including the calculation (and, where applicable, the disposition), of income, expenses, gains and losses to be credited to such deferrals, and (ii) the terms and conditions of the distribution of such deferred amounts.

             4.7  Memorandum Account and Subaccounts

                  The  Company  shall  establish  a  ledger account  (the
             "Memorandum Account") for each Participant who has elected to defer the payment of any part of his or her Eligible Compensation, for the purpose of reflecting the Company's obligation to pay the deferred amount as provided in Section
             4.9. Interest or other income, expense, gain or loss, as applicable, shall accrue on the deferred amount to the date of distribution, and shall be credited to the Memorandum Account at the end of each calendar quarter or such other periods as may be determined by the Management Committee. The Management Committee shall determine the rate of interest or method for determining other income, expense, gain or losses periodically and in so doing may take into account the earnings, losses, appreciation or depreciation attributable to any discretionary investments made pursuant to Section 5.2, including, but not limited to, any investment direction from a Participant regarding amounts credited to his or her Memorandum Account. A Memorandum Account can consist of the following types of subaccounts:

             a. "Interest Account" means a subaccount that is credited with interest periodically at such times and rates as may be determined by the Management Committee in its sole discretion;
             b. "Investment Account" means the subaccount that has earnings/losses credited periodically based upon, at least in part, the performance of certain investment funds (and can include any other subaccount other than the Deferred Stock Account) made available from time to time by the Management Committee, in its sole discretion;
             c. "Deferred Stock Account" means the subaccount that is credited with hypothetical shares of Company common stock, par value three dollars ($3.00) per share ("Common Stock"), and has earnings/losses credited periodically based upon the performance of the Common Stock, including, but not limited to, the reinvestment of dividends and distributions, if any, made on the Common Stock; and
             d. Such other subaccounts as the Management Committee, in its sole discretion, shall determine to create.

             4.8  Prior Deferrals

                  Compensation  which was deferred by a Participant under
             the  Company's  Incentive  Compensation   Plan   or  Omnibus
             Compensation Plan or a similar plan maintained by the Company's former parent company shall be paid by the Company pursuant to the terms of this Plan.

             4.9  Payment of Deferred Eligible Compensation

                  Upon  the  retirement,  death,  Permanent   Disability,
             resignation, designated payment date, or termination of employment of a Participant who has elected to defer any portion of his or her Eligible Compensation for any year, the Company shall pay to such Participant (or his or her Beneficiary in the case of his or her death) an amount equal to the balance of his or her Memorandum Account, plus interest, income, expense, gain or loss, as applicable (at a rate determined by the Management Committee pursuant to
             Section 4.7), on the outstanding account balance to the date of distribution and subject to approval of the Management Committee, as follows:

                (a) a lump-sum cash payment;

                (b) a lump-sum Common Stock distribution,  to  the extent
                  the Participant has shares of Common Stock credited to his or her Deferred Stock Account (subject to applicable laws and regulations concerning the issuance of such shares of Common Stock);

                (c) a combination of (a) and (b) above; or

                (d) in periodic installments (consisting of cash and/or Common Stock (to the extent of the Participant's Deferred Stock Account)) over a period of years to be determined by the Participant at the time the deferral election is made, or as otherwise provided by the Management Committee in its sole discretion.

                  Unless  otherwise  elected  at  the  time  of deferral,
             payment of deferred amounts shall commence or be made in January of the year following the calendar year in which the Participant retired, died, became Permanently Disabled, resigned, or otherwise terminated employment.

             4.10 Acceleration  of   Payment   of   Deferred   Eligible
                  Compensation

                  The Management Committee,  in  its sole discretion, may
             accelerate the payment of the unpaid balance of a Participant's Memorandum Account in the event of the Participant's retirement, death, Permanent Disability, resignation or termination of employment, or upon its determination that the Participant (or his or her Beneficiary in the case of his or her death) has incurred a severe financial hardship. The Management Committee in making its determination may consider such factors and require such information as it deems appropriate.


                           SECTION 5    GENERAL PROVISIONS

             5.1  Unfunded Obligation

                  The   deferred  amounts  to  be  paid  to  Participants
             pursuant to this Plan are unfunded obligations of the Company. The Company is not required to segregate any monies from its general funds, to create any trusts, or to make any special deposits with respect to this obligation. Beneficial ownership of any investments, including trust investments, which the Company may make to fulfill this obligation shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or memorandum accounts shall not create or constitute a trust or a fiduciary relationship between the Management Committee or the Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or his or her Beneficiary or his or her creditors in any assets of the Company whatsoever. The Participants shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to this Plan.

             5.2  Discretionary Investment by Company

                  The  Management  Committee  may  direct  that an amount
             equal to the deferred amounts shall be invested by the Company as the Management Committee, in its sole discretion, shall determine. The Management Committee may, in its sole discretion, determine that all or some portion of an amount equal to the deferred amounts shall be paid into one or more grantor trusts to be established by the Company of which it shall be the beneficiary, and to the assets of which it shall become entitled as and to the extent that Participants receive benefits under this Plan. The Management Committee may designate an investment advisor(s) to direct investments and reinvestments of funds, including investments of any grantor trusts hereunder, and, subject to Section 4.5, may consider (but shall not be bound by) investment direction from Participants regarding the amounts credited to his or her Memorandum Account.

             5.3  Beneficiary

                  The term "Beneficiary" shall mean the person or persons
             to whom payments are to be made pursuant to the terms of the Plan in the event of the Participant's death. The designation shall be on a form provided by the Management Committee, executed by the Participant, and delivered to the Committee. A Participant may change his Beneficiary designation at any time. A designation by a Participant under the Burlington Resources Inc. Deferred Compensation Plan shall remain in effect under this Plan unless it is revoked or changed under this Plan. If no Beneficiary is designated, the designation is ineffective, or in the event the Beneficiary dies before the balance of the Memorandum Account is paid, the balance shall be paid to the
             Participant's spouse or lineal descendants, to the Participant's estate (unless the Management Committee for a given year has designated investment in an annuity, in which case the payment options selected by the Participant with respect thereto shall govern).

             5.4  Permanent Disability

                  A Participant shall  be  deemed to have become disabled
             for purposes of this Plan if the Management Committee finds, upon the basis of medical evidence satisfactory to it, that the Participant is totally disabled, whether due to physical or mental condition, so as to be prevented from engaging in further employment by the Company or any of its subsidiaries and that such disability will be permanent and continuous during the remainder of his or her life.

             5.5  Incapacity of Participant or Beneficiary

                  If the  Management Committee finds that any Participant
             or Beneficiary to whom a payment is payable under the Plan is unable to care for his or her affairs because of illness or accident or is under a legal disability, any payment due (unless a prior claim therefore shall have been made by a duly appointed legal representative) at the discretion of the Committee, may be paid to the spouse, child, parent or brother or sister of such Participant or Beneficiary or to any person whom the Committee has determined has incurred expense for such Participant or Beneficiary. Any such payment shall be a complete discharge of the obligations of the Company under the provisions of the Plan.

             5.6  Nonassignment

                  The  right  of  a  Participant  or  Beneficiary  to the
             payment of any amounts under the Plan may not be assigned, transferred, pledged or encumbered nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process.

             5.7  No Right to Continued Employment

                  Nothing in the Plan  shall  be construed to confer upon
             any Participant any right to continued employment with the Company or a subsidiary, nor interfere in any way with the right of the Company or a subsidiary to terminate the employment of such Participant at any time without assigning any reason therefor.

             5.8  Withholding Taxes

                  Provision  shall  be  made for the withholding of taxes
             under the Federal Insurance Contributions Act at the time of vesting of benefits under the Plan and appropriate income taxes shall be withheld from payments made to Participants pursuant to this Plan, including if so determined by the Management Committee, with respect to any payment otherwise to be made in the form of Company Common Stock, but not limited to, withholding a sufficient number of shares of Company Common Stock to satisfy the minimum required federal, state and local income and employment tax withholding obligations associated with such distribution; with the value of such shares withheld to be determined by using the fair market value (average of high and low selling prices of the Company Common Stock, as reported in the NYSE-Composite Transactions by The Wall Street Journal) on the day prior to day the distribution is made, or if the New York Stock Exchange is closed on said day, the next succeeding business day.

             5.9  Termination and Amendment

                  The Board or the Compensation Committee may  from  time
             to time amend, suspend or terminate the Plan, in whole or in part, and if the Plan is suspended or terminated, the Board or the Compensation Committee may reinstate any or all of its provisions. The Management Committee may amend the Plan provided that it may not suspend or terminate the Plan, substantially increase the administrative cost of the Plan or the obligations of the Company, or expand the classification of employees who are eligible to participate in the Plan. No amendment, suspension or termination may impair the right of a Participant or his designated beneficiary to receive the deferred compensation benefit accrued prior to the effective date of such amendment, suspension or termination. The Board amended and restated the Plan effective as of December 3, 1998. The Board had previously amended and restated the Plan effective as of August 1, 1998, in connection with the reorganization of the Company into a holding company structure whereby El Paso Energy Corporation became the publicly held company and El Paso Natural Gas Company became a wholly owned subsidiary. This Plan was assumed by El Paso Energy Corporation pursuant to an Assignment and Assumption Agreement effective as of August 1, 1998, by and between El Paso Energy Corporation and El Paso Natural Gas Company.

             5.10 Applicable Law

                  The Plan shall  be construed and governed in accordance
             with the laws of the State of Texas, except to the extent preempted by applicable federal law.

             5.11 Compliance with Securities Laws

                  The Company's intention is that, so  long as any of the
             Company's  equity  securities  are  registered  pursuant  to
             Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, this Plan shall be operated in compliance with Section 16(b) thereof, and the rules and regulations promulgated thereunder; and, if any Plan provision or transaction is found not to comply with Section 16(b), that provision or transaction, as the case may be, shall be deemed null and void. Notwithstanding anything in the Plan to the contrary, the Management Committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are subject to Section 16(b) without so restricting, limiting or conditioning the Plan with respect to other Participants.

             5.12 Source of Common Stock and Adjustments

                  Any shares of Common Stock  delivered  pursuant to this
             Plan shall consist of Common Stock held in the Company's treasury or out of authorized but unissued shares of the Company, or partly out of each, as shall be determined by the Management Committee or the Company, as appropriate; provided such shares are available pursuant to original plan from which they were deferred. Shares of Common Stock deferred under this Plan as a result of an Equity Award are subject to the terms and conditions of the plan from which Equity Award was originally granted.

                  In the event of a recapitalization,  stock split, stock
             dividend, exchange of shares, merger, reorganization, change in corporate structure or shares of the Company or similar event, the Board, upon the recommendation of the Management Committee, may make appropriate adjustments in the number of shares credited to each Participant's Deferred Stock Account.

             5.13 Regulatory Approvals and Listing

                  The  Company  shall  not   be  required  to  issue  any
             certificate for shares of Common Stock upon the distribution of Common Stock under the Plan prior to: (a) obtaining any approval or ruling from the Securities and Exchange
             Commission, the Internal Revenue Service or any other governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable;
             (b) listing of such shares on any stock exchange on which the Common Stock may then be listed; or (c) completing any registration or other qualification of such shares under any federal or state laws, rulings or regulations of any governmental body which the Company, in its sole discretion, shall determine to be necessary or advisable.

                  All certificates for shares  of  Common Stock delivered
             under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Management Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is then listed and any applicable federal or State securities laws, and the Management Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this paragraph shall not be effective if and to the extent that the shares of Common Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, as amended, or if and so long as the Management Committee determines that application of such provisions as no longer required or desirable. In making such determination, the Management Committee may rely upon an opinion of counsel for the Company.

                  IN WITNESS WHEREOF, the Company has caused  the Plan to
             be amended and restated effective as of December 3, 1998.


                                           EL PASO ENERGY  CORPORATION


                                           By   /s/ Joel Richards
                                               ____________________________
                                        Title: Executive Vice President


                                            ATTEST:

                                         By     /s/ David L. Siddall
                                             _____________________________
                                         Title: Corporate  Secretary